UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2021

VYANT BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35817	04-3462475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Executive Campus

2370 State Route 70, Suite 310

Cherry Hill, NJ 08002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (201) 528-9200

Cancer Genetics, Inc.

201 Route 17 North 2nd Floor

Rutherford, New Jersey 07070

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	VYNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 30, 2021, Vyant Bio, Inc., formerly known as Cancer Genetics, Inc., (the “Company” or “VYNT”), completed its business combination with StemoniX, Inc., a Minnesota corporation (“StemoniX”), in accordance with the Agreement and Plan of Merger and Reorganization, dated as of August 21, 2020 (the “Merger Agreement”) by and among the Company, StemoniX and CGI Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company (“Merger Sub”), as amended by Amendment No. 1 thereto made and entered into as of February 8, 2021 (the “First Amendment”) and Amendment No. 2 thereto made and entered into as of February 26, 2021 (the “Second Amendment”) (the Merger Agreement, as amended by the First Amendment and Second Amendment, the “Amended Merger Agreement”), pursuant to which Merger Sub merged with and into StemoniX, with StemoniX surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). The Company continues to operate VYNT’s historical biotech business and also focuses on advancing StemoniX’s microOrgans® platform and augmented intelligence tools (AnalytiXTM) for drug discovery and development.

Under the terms of the Amended Merger Agreement, the Company issued (i) an aggregate of 17,977,272 shares of VYNT common stock, par value $0.0001 per share (the “Common Stock”) to the holders of StemoniX capital stock (after giving effect to the conversion of StemoniX preferred shares and StemoniX convertible notes) and StemoniX warrants (which does not include certain warrants issued to a certain StemoniX convertible note holder (the “Convertible Note Warrants”)), (ii) options to purchase an aggregate of 893,179 shares of Common Stock to the holders of StemoniX options with exercise prices ranging from $0.66 to $4.61 per share and a weighted average exercise price of $1.46 per share, and (iii) warrants (the “Exchange Warrants”) expiring February 23, 2026 to purchase 143,890 shares of Common Stock at a price of $5.9059 per share to the holder of the Convertible Note Warrants.

Immediately after the Merger, there were approximately 28,984,458 shares of Common Stock outstanding. In addition, there were options to purchase an aggregate of approximately 949,086 shares of Common Stock and warrants to purchase an aggregate of approximately 2,301,576 shares of Common Stock outstanding.

Vyant Bio is emerging as an advanced biotechnology drug discovery company.  With capabilities in data, science (both biology and chemistry), engineering and regulatory, we are rapidly identifying small and large molecule therapeutics and derisking decision making through multiple in silico, in vitro and in vivo modalities.  Leveraging these modalities, we are able to capitalize on repurposed and novel compounds, and then partner with others to further develop and commercialize valuable therapeutics and new treatments for patients.

The shares of Common Stock issued to the former equity holders of StemoniX, and the shares of Common Stock issuable upon the exercise of newly issued VYNT options and Exchange Warrants, were registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-249513), as amended (the “Registration Statement”).

The Common Stock is listed on the Nasdaq Capital Market and previously traded through the close of business on March 30, 2021 under the ticker symbol “CGIX.” It commenced trading on the Nasdaq Capital Market, on a post-merger basis, under the ticker symbol “VYNT” on March 31, 2021. The Common Stock has a new CUSIP number, 92942V109.

The foregoing description of the Amended Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2020, the full text of the First Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2021 and the full text of the Second Amendment that was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2021, each of which is incorporated herein by reference.

The foregoing description of the Exchange Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Exchange Warrant, which is filed herewith as Exhibit 4.1, and incorporated herein by reference.

StemoniX develops and manufactures human induced pluripotent stem cell (iPSC) based neural, cardiac and pancreatic screening platforms for drug discovery and development. Engineered from human skin and blood cells, iPSCs are made with in-licensed patented processes discovered by 2012 Nobel prize recipient Dr. Shinya Yamanaka. StemoniX’s iPSC innovations are made from living human cells and have organ-like, or organoid, characteristics; referred to as microOrgans®. StemoniX has industrialized these microOrgans into standard multi-well plate formats that are sufficiently robust and reproducible to enable drug screening and optimization activities.

Item 4.01 Change in Registrant’s Certifying Accountant.

Prior to the Merger, the Company’s consolidated financial statements were audited by Marcum LLP (“Marcum”). For accounting purposes, the Merger is treated as a reverse acquisition and, as such, the historical financial statements of the accounting acquirer, StemoniX, which have been audited by Deloitte & Touche LLP (“Deloitte”), will become the historical consolidated financial statements of the Company. In a reverse acquisition, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse acquisition is completed. As a result of the Merger, on March 31, 2021, the Audit Committee of the Board of Directors of the Company approved the dismissal of Marcum as the Company’s independent registered public accounting firm, effective on March 31, 2021, and the engagement of Deloitte as its new independent registered public accounting firm as of and for the year ended December 31, 2021. The change in independent registered public accounting firm is not the result of any disagreement with Marcum.

Marcum’s report on the Company’s financial statements for the fiscal year ended December 31, 2019 contained a paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern. Except as described in the previous sentence, Marcum’s reports on the Company’s financial statements for the fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion, and neither such report was qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through March 30, 2021, (i) there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on the financial statements for such years, and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K, other than the material weaknesses in the internal control over financial reporting that were previously reported in the Company’s Forms 10-K filed with the U.S. Securities and Exchange Commission on May 29, 2020 and March 31, 2021.

The Company has provided Marcum with a copy of the above disclosures. A copy of Marcum’s letter to the U.S. Securities and Exchange Commission required by Item 304(a) of Regulation S-K is included as Exhibit 16.1 to this Report.

During the Company’s fiscal years ended December 31, 2019 and 2020 and the subsequent interim period through March 31, 2021, neither the Company nor anyone on its behalf has consulted with Deloitte on any matter that:

(i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii) was either the subject of a “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

In accordance with the Amended Merger Agreement, on March 30, 2021, at the effective time of the merger (the “Effective Time”), Edmund Cannon and Franklyn G. Prendergast, M.D., Ph.D. resigned from the Board, with Geoffrey Harris and Howard McLeod remaining on the Board. Following such resignations and effective as of the Effective Time, the following individuals, were appointed to the Board: John A. Roberts, Yung-Ping Yeh, Paul Hansen, Marcus Boehm, John Fletcher (board chair) and Joanna Horobin, whose terms expire at the Company’s next annual meeting of stockholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Certain Directors

The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to director resignations is incorporated by reference into this Item 5.02.

Appointment of Certain Officers

In accordance with the Amended Merger Agreement, on March 30, 2021, the Board appointed the following officers of the Company, effective at the Effective Time: Yung-Ping Yeh as Chief Innovation Officer and Andrew D.C. LaFrence, CPA as Chief Financial Officer. These officers join John A. Roberts, the Company’s President and Chief Executive Officer, and Ralf Brandt, Ph.D, the Company’s President of Discovery & Early Development Services, as the Company’s executive officers.

Yung-Ping Yeh, MS, MBA, PgMP, PMP co-founded StemoniX in April 2014 and, since then, has served as its Chief Executive Officer and a Board Member. Prior to co-founding StemoniX, Mr. Yeh commercialized multiple technologies to the tech industry. Highlights include serving as team lead for the first solid state drive product for Seagate Technology, leading the global partnership between Samsung and Seagate to create new flash technology and program managing the operating system software development for Dell enterprise storage systems. Mr. Yeh has successfully led through a multi-disciplinary approach for the last two decades of his career. Mr. Yeh holds a bachelor of science and master’s degree in mechanical engineering (nanotechnology) from University of California, San Diego, and a master’s degree in business administration from University of Minnesota’s Carlson School of Management. He has attained professional certifications in program and project management from the Project Management Institute and Mergers and Acquisitions from Northwestern’s Kellogg School of Management. Mr. Yeh serves on the UC San Diego Alumni Board of Directors and Board of Directors for the Medical Alley, the leading association in the healthcare industry.

Andrew D.C. LaFrence joined StemoniX as its Chief Financial Officer in August 2019 and, since March 2020, he has also served as its Chief Operating Officer. Mr. LaFrence has 36 years of accounting and finance experience, including executive management positions at public and private life sciences companies. Previously, he was Senior Vice President and Chief Financial Officer of Biothera Pharmaceuticals, Inc. from May 2018 to August 2019, as well as Vice President Finance, Information Systems and Chief Financial officer at Surmodics, Inc. (NASDAQ: SRDX) for five years. Prior to Surmodics, Mr. LaFrence served as Chief Financial Officer for CNS Therapeutics, a venture-backed intrathecal drug company. He was an audit partner at KPMG LLP where he focused on supporting venture-backed, high-growth medical technology, pharmaceutical, biotech and clean tech private and public companies. Mr. LaFrence is a certified public accountant and has a bachelor’s degree in accounting and a minor in business administration from Illinois State University.

Appointment of Directors

In accordance with the Amended Merger Agreement, on March 30, 2021, effective at the effective time of the Merger, the following individuals were appointed to the Board as directors, along with Mr. Roberts and Mr. Yeh.

John Fletcher (board chair) brings to the board more than 30 years of strategy and financing experience across the pharmaceutical and healthcare industry. In 1983, Mr. Fletcher founded Fletcher Spaght, Inc., a consulting firm that provides growth-focused strategy assistance to client companies, and since its founding has served as its Chief Executive Officer. Since 2001, Mr. Fletcher has also served as the Managing Partner of Fletcher Spaght Ventures, a venture capital fund. Mr. Fletcher’s current and past board experience includes both public and private companies. Mr. Fletcher currently serves on the boards of Repro Med Systems, Inc. (aka Koru Medical), Clearpoint Neuro, Inc., and Axcelis Technologies, Inc., all of which are public companies. Mr. Fletcher previously served on the boards of The Spectranetics Corporation, Autoimmune, Inc., Fischer Imaging Corp., Panacos Pharmaceuticals Inc., NMT Medical Inc., and Quick Study Radiology Inc., all of which are public companies, and on the board of GlycoFi, Inc., a private company. In addition, Mr. Fletcher has served on the boards of many academic and non-profit institutions. Mr. Fletcher worked on the $2 billion acquisition of Spectranetics by Koninklijke Philips N.V. (Royal Philips) and the $400 million acquisition of GlycoFi by Merck & Co., Inc., and received the National Association of Corporate Directors (NACD) Director of the Year Award in 2018 specifically for his work at Spectranetics. Mr. Fletcher is a graduate of Southern Illinois University (MBA), Central Michigan University (Master’s Degree in International Finance), and George Washington University (BA) and has served as an instructor in International Business at the Wharton School of Business, and as a Captain and jet pilot in the United States Air Force.

Marcus Boehm has led research and development programs in biotechnology for 29 years. He is co-founder of Escient Pharmaceuticals, Inc. where he has served as Chief Scientific Officer since 2018. Escient Pharmaceuticals, Inc. is a San Diego-based pre-clinical stage company focused on finding novel solutions to auto-reactive clinical conditions with high unmet medical need. Previously, he was co-founder and Chief Technology Officer at Receptos, Inc. from 2009 to 2015, when it was acquired by Celgene Corporation. At Receptos, Inc., Dr. Boehm collaborated to develop treatments for multiple sclerosis, ulcerative colitis, and eosinophilic esophagitis and also led early discovery research and development programs, chemical manufacturing and controls, and supported corporate financing and partnering activities. In 2001, Dr. Boehm served as Vice President, Chemistry at Conforma Therapeutics Corp, where he led a team that discovered and developed a treatment for solid tumors. Dr. Boehm started his industry career with Ligand Pharmaceuticals in 1991 where he held various positions with progressing responsibility. He led chemistry efforts on programs resulting in the discovery and development of treatment of patients with AIDS-related complications. He is a co-author and inventor of over 100 patents and publications in the area of oncology, autoimmune and metabolic diseases. He has served on Board of Directors for StemoniX and is currently a member of its Scientific Advisory Board. Dr. Boehm received a B.A. in Chemistry from the University of California, San Diego, a Ph.D. in Chemistry from the State University of New York Stony Brook and completed a National Institutes of Health Postdoctoral Fellowship at Columbia University.

Paul Hansen has been a member of the Board of Directors of StemoniX since 2015. Since 2014, Mr. Hansen has served as a Senior Fellow with the University of Minnesota’s Technological Leadership Institute. Mr. Hansen is a founder and, since 2016, has been President of Minnepura Technologies, SBC. From 1999 to 2014, Mr. Hansen held senior executive positions at 3M Company, including President and CEO of 3M Mexico. Mr. Hansen holds a BA in Chemistry and Economics from St. Olaf College and an MBA in Marketing Management from the Carlson School of Management at the University of Minnesota.

Dr. Joanna Horobin is an accomplished drug developer and biotech leader with over 35 years of experience in the pharmaceutical and biotech sector. Dr. Horobin serves as a Non-Executive Director on the boards of Kymera Therapeutics Inc. (NASDAQ, KYMR), Nordic Nanovector ASA (Oslo, NANO), Liquidia Corporation (NASDAQ, LQDA) and as Chair of privately held iOnctura SA. Dr. Horobin has held multiple C-suite roles in biotech companies, most recently as the Chief Medical Officer at Idera Pharmaceuticals Inc. (NASDAQ, IDRA) and was also the CEO of Syndax Pharmaceuticals (NASDAQ, SNDX). She worked initially in clinical development roles resulting in the development and launch of 8 products in the anti-infective, cardiovascular, and anti-inflammatory categories. Moving to general management roles of increasing responsibility in the UK, France, and US, she shifted to cancer drug development, which has been her major career focus. She led a joint venture between Rhone Poulenc and Chugai to develop and launch Chugai’s gCSF product Granocyte in Europe and, as VP Oncology, launched Rhone Poulenc Rorer (now Sanofi) as a major player in oncology with the global launch of Taxotere. After gaining her medical qualifications from the University of Manchester Medical School in the United Kingdom Dr. Horobin gained membership of the Royal College of General Practitioners and practiced as a general practitioner in London, England.

Board Committees

Effective as of the Effective Time, the Board’s committees were composed as follows: Audit: Geoffrey Harris (Chair), John Fletcher and Paul Hansen; Compensation: Joanna Horobin (Chair), Geoffrey Harris and Marcus Boehm; and Nominating and Governance: Howard McLeod (Chair), Joanna Horobin and John Fletcher.

Director Compensation

Following consummation of the Merger, the Board approved a new director compensation policy for its non-employee directors. All non-employee members of the Board are eligible to participate in the Board of Directors Compensation Plan (the “Compensation Plan”). The effective date of the Compensation Plan is March 30, 2021.

Annual Cash Retainer

Annual cash retainers are payable in four equal quarterly installments.

Member of Board:	$30,000
Member of Committees (excluding board chair):	$2,500 per committee (excluding the initial committee, participation in at least one committee if requested is expected and assumed in base retainer)
Chair of the Audit Committee:	$10,000
Chair of the Compensation Committee:	$7,500
Chair of the Governance Committee:	$5,000

The board members will not receive any additional compensation for attendance at board or committee meetings.

Each Board Member may elect each year to receive all or any part of the cash retainer fees above for the next 12 months in restricted stock units vesting on the same dates as the annual grants provided for below.

Equity Compensation

Upon initial election to Board: A stock option to acquire the equivalent of $60,000 of common stock of the Company valued on the date of grant, exercisable at fair market value, and vesting in full on the date of grant.

Annual grants: Restricted stock units equivalent to $70,000 on the date of grant (or greater if an election to receive restricted stock units in lieu of cash is made as provided above), with grants on the first trading day of each year, and vesting on the annual anniversary of grant.

Executive Chair): Restricted stock units equivalent to $40,000 on the date of grant vesting on the annual anniversary of grant.

All restricted stock units shall be issued pursuant to the terms of the Company’s equity plan. Annual grants shall be awarded on the first trading day each calendar year commencing in 2022. Annual grants of restricted stock units shall vest in full on the first annual anniversary of date of grant.

Employment Agreements

The Company has entered into an Employment Agreement with Mr. Yeh (the “Yeh Agreement”) on March 30, 2021 setting forth his employment as Chief Innovation Officer. Pursuant to the Yeh Agreement, Mr. Yeh is entitled to: (i) an annual base salary of $325,000, or such greater amount as may be determined by the board of directors of the post-merger company from time to time; (ii) eligibility for an annual cash bonus of up to 40% of base salary; and (iii) the following post-termination benefits: (a) payment of all base compensation and bonuses earned and unpaid through the date of termination, (b) payment for all accrued but unused paid time off, (c) payment for any performance bonus plan, then in effect, pro rata for his period of actual employment during the year, payable at a commensurate time as other employees are paid their bonus amounts, (d) in the event of Mr. Yeh’s employment is terminated due to his death, monthly payments to his estate equal to his base salary immediately prior to such termination for a period of 90 days, (e) in the event Mr. Yeh’s employment is terminated due to illness, injury or disability, monthly payments equal to his base salary immediately prior to such termination for a period of six months, (f) monthly payments equal to his base salary immediately prior to termination for a period of nine months in the event his employment is terminated without “cause” or Mr. Yeh resigns for “good reason” not in connection with a “change of control”, plus the greater of the actual prior-year and current-year target bonus times the number of days from the beginning of the current fiscal year through the termination date divided by 365 days, (g) a lump sum payment equal to twelve months of his then base salary plus an amount equal to the prior year bonus, and all unvested stock options held by Mr. Yeh shall vest in full, in the event his employment is terminated for any reason within twelve months following a change of control, and (h) continuation of medical/dental, disability and life benefits for a period of 12 months following termination of employment pursuant to certain events, subject to Mr. Yeh’s execution of a release of claims, and except to the extent Mr. Yeh receives comparable benefits from a new employer within 12 months following termination of employment in which case such benefits shall end upon his enrollment in the new employers plans). The Yeh Agreement provides that Mr. Yeh is subject to customary non-competition and non-solicitation of employees and customers covenants for twelve months following termination of employment.

The Company has entered into an Employment Agreement with Mr. LaFrence (the “LaFrence Agreement”) on March 30, 2021 setting forth his employment as Chief Financial Officer. Pursuant to the LaFrence Agreement Mr. LaFrence is entitled to: (i) an annual base salary of $325,000, or such greater amount as may be determined by the board of directors of the post-merger company from time to time; (ii) eligibility for an annual cash bonus of up to 40% of base salary; and (iii) the following post-termination benefits: (a) payment of all base compensation and bonuses earned and unpaid through the date of termination, (b) payment for all accrued but unused paid time off, (c) payment for any performance bonus plan, then in effect, pro rata for his period of actual employment during the year, payable at a commensurate time as other employees are paid their bonus amounts, (d) in the event of Mr. LaFrence’s employment is terminated due to his death, monthly payments to his estate equal to his base salary immediately prior to such termination for a period of 90 days, (e) in the event Mr. LaFrence’s employment is terminated due to illness, injury or disability, monthly payments equal to his base salary immediately prior to such termination for a period of six months, (f) monthly payments equal to his base salary immediately prior to termination for a period of nine months in the event his employment is terminated without “cause” or Mr. LaFrence resigns for “good reason” not in connection with a “change of control”, plus the greater of the actual prior-year and current-year target bonus times the number of days from the beginning of the current fiscal year through the termination date divided by 365 days, (g) a lump sum payment equal to twelve months of his then base salary plus an amount equal to the prior year bonus, and all unvested stock options held by Mr. LaFrence shall vest in full, in the event his employment is terminated for any reason within twelve months following a change of control, and (h) continuation of medical/dental, disability and life benefits for a period of 12 months following termination of employment pursuant to certain events, subject to Mr. LaFrence’s execution of a release of claims, and except to the extent Mr. LaFrence receives comparable benefits from a new employer within 12 months following termination of employment in which case such benefits shall end upon his enrollment in the new employers plans). The LaFrence Agreement provides that Mr. LaFrence is subject to customary non-competition and non-solicitation of employees and customers covenants for twelve months following termination of employment.

On March 30, 2021, the Company entered into an amendment (the “Roberts Amendment”) with John A. Roberts to the employment agreement between the Company and Mr. Roberts dated June 27, 2016 (the “Roberts Agreement”). Pursuant to the Roberts Amendment, (a) Mr. Roberts’ salary was increased to $450,000 from the current $350,000; (b) he became eligible for an annual cash bonus of up to 50% of base salary (increased from 35%); (c) he became entitled to a lump sum payment equal to twelve months of his then base salary plus an amount equal to the prior year bonus, and all unvested stock options held by Mr. Roberts vesting in full, in the event his employment is terminated for any reason within twelve months following a change of control; and (d) he became entitled to monthly payments equal to his base salary immediately prior to such termination for a period of twelve months (increased from 6 months) in the event his employment is terminated without “cause” or Mr. Roberts resigns for “good reason” not in connection with a “change of control” (each as defined in the Roberts Agreement).

Option Grants

In connection with the Merger, on March 30, 2021, the Company granted awards of options to purchase shares of Common Stock, with an exercise price of $4.61, pursuant to the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to its executive officers as follows:

●	John A. Roberts: 250,000
●	Yung-Ping Yeh: 150,000
●	Andrew D.C. LaFrence: 100,000
●	Ralf Brandt: 100,000

These options vest over 4 years, such that 25% shall first vest on the one-year anniversary of the date of grant (March 30, 2022), with the 75% balance vesting in 36 equal monthly installments, so long as the employee remains an employee of the Company on each vesting date, so that it may become 100% vested on March 30, 2025.

In addition, on March 30, 2021, the Company granted awards of options to purchase 13,015 shares of Common Stock, with an exercise price of $4.61, pursuant to the 2021 Plan to each of its non-employee directors (John Fletcher, Marcus Boehm, Paul Hanson, Geoffrey Harris, Joanna Horobin, and Howard McLeod), which options were fully vested on the date of grant.

Further, on March 30, 2021, the Company granted John Fletcher, the board chair, 8,676 restricted stock units. The restricted stock units will be fully vested on the first annual anniversary of the date of grant (March 30, 2022) so long as Mr. Fletcher remains a director through such date.

Related-Party Transactions

The following is a summary of transactions since January 1, 2020 and all currently proposed transactions, to which the Company has been a participant, in which:

● the amounts exceeded or will exceed the lesser of $120,000 or one percent of the average of the company’s total assets at year-end for the last two completed fiscal years; and

● any of its current directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

In January 2020, Andrew D. C. LaFrence, advanced StemoniX $25,000 to fund operating expenses. These advances accrued $512 in interest through August 12, 2020, resulting in a total indebtedness of $25,512. On August 12, 2020, to repay the debt, StemoniX paid for Mr. LaFrence’s exercise of an existing StemoniX stock option and issued him 12,693 shares of common stock.

The Company has entered into indemnification agreements with each of its current directors and executive officers. These agreements will require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with its future directors and executive officers.

Vyant Bio, Inc. 2021 Equity Incentive Plan

On March 30, 2021, the 2021 Plan became effective. The Company’s stockholders approved the 2021 Plan at the special meeting that took place to approve the Merger and related items on March 24, 2021, and reserved a total of 4,500,000 shares of Common Stock for issuance thereunder. The general purpose of the 2021 Plan is to provide a means whereby eligible employees, officers, non-employee directors, consultants, advisors and other individual service providers may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders. The 2021 Plan provides for options to purchase shares of common stock, stock appreciation rights, restricted stock units, restricted or unrestricted shares of common stock, performance shares, performance units, incentive bonus awards, other stock-based awards and other cash-based awards. Employees, officers, directors, consultants, advisors and other individual service providers of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary will be eligible for granted under the 2021 Plan.

On March 30, 2021, the Company also approved forms of incentive stock option grant agreement, nonqualified stock option grant agreement and stock unit award agreement, which are included as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, incorporated by reference into this Item 5.02.

The terms and conditions of the 2021 Plan are described in the section entitled “CGI Proposal No. 3 (the Plan Proposal): Approval of the Cancer Genetics, Inc. 2021 Equity Incentive Plan, and Authorization for Issuance 4,500,000 Shares of CGI Common Stock Thereunder” in the Company’s prospectus/definitive proxy statement/information statement filed with the SEC on February 16, 2021 (the “Proxy Statement/Prospectus”). The foregoing description of the 2021 Plan and the information incorporated by reference in the preceding sentence does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2021 Plan, which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 30, 2021, the Company’s Board of Directors (the “Board”) authorized an amendment (the “COI Amendment”) to the Company’s certificate of incorporation to change the corporate name of the Company from “Cancer Genetics, Inc.” to “Vyant Bio, Inc.” (the “Name Change”). The Company filed the COI Amendment on March 30, 2021 with the Secretary of State of the State of Delaware to effect the Name Change. The Name Change did not alter the voting powers or relative rights of the Common Stock.

On March 31, 2021, the trading symbol on the Nasdaq Capital Market for the Common Stock was changed from “CGIX” to “VYNT” solely to reflect the Name Change.

The foregoing description of the Name Change does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment to the COI Amendment, which is filed herewith as Exhibit 3.1, and incorporated herein by reference.

Item 8.01. Other Events.

Following the merger, the Company’s principal executive offices are located at 2370 State Route 70 West, Suite 310, Cherry Hill, NJ 08002.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

StemoniX’s audited financial statements for the year end ended December 31, 2020, and the notes related thereto, filed herewith and attached hereto as Exhibit 99.1, are incorporated herein by reference.

(b) Pro Forma Financial Information

The Company’s unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2020 and the notes related thereto, filed herewith and attached hereto as Exhibit 99.2, are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Amendment to Certificate of Incorporation of the Company related to the Name Change

4.1	Form of Exchange Warrant dated March 30, 2021

10.1	Vyant Bio, Inc. 2021 Equity Incentive Plan

10.2	Form of Incentive Stock Option Grant Agreement

10.3	Form of Nonqualified Stock Option Grant Agreement

10.4	Form of Stock Unit Award Agreement

10.5	Employment Agreement, dated March 30, 2021, between the Company and Yung-Ping Yeh

10.6	Employment Agreement, dated March 30, 2021, between the Company and Andrew D. C. LaFrence

10.7	Amendment No. 1 to Employment Agreement, dated March 30, 2021, between the Company and John A. Roberts

16.1	Letter from Marcum LLP to the U.S. Securities and Exchange Commission, dated April 5, 2021

23.1	Consent of Deloitte & Touche LLP

99.1	StemoniX’s audited condensed financial statements for the years ended December 31, 2020 and 2019, and the notes related thereto.

99.2	The Unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2020, and the notes related thereto.

99.3	StemoniX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vyant Bio, Inc.
a Delaware corporation
(Registrant)

Date: April 5, 2021	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	President and Chief Executive Officer